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                                                                   Exhibit 10.26


                   CHANGE OF CONTROL AND RETENTION AGREEMENT

      This Change of Control and Retention Agreement (the "AGREEMENT") is made and entered into as of [Date], by and between Diamond Walnut Growers, Inc., a California agricultural cooperative association (the "COMPANY"), and [Executive] (the "EXECUTIVE").

                                   RECITALS:

      WHEREAS, the Executive is a key employee of the Company who possesses valuable proprietary knowledge of the Company, its business and operations and the markets in which the Company competes; and

      WHEREAS, the Company benefits from the knowledge, experience, expertise and advice of the Executive to manage its business for the benefit of the Company's stockholders; and

      WHEREAS, the Company recognizes that it is necessary to attract and retain key employees, and a key element of programs to attract and retain key employees is to provide assurance about their status in the event of any Change of Control, to avoid uncertainty regarding the consequences of such an event that could adversely affect the performance of the Executive; and

      WHEREAS, the Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company, and would enhance the Company's ability to call on and rely upon Executive if a Change of Control were to occur; and

      WHEREAS, the Company and the Executive desire to enter into this Agreement to encourage the Executive to continue to devote the Executive's full attention and dedication to the success of the Company, and to provide specified compensation and benefits to the Executive in the event of a Termination Upon Change of Control pursuant to the terms of this Agreement.

      NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    PURPOSE

      The purpose of this Agreement is to provide specified compensation and benefits to the Executive in the event of a Termination Upon Change of Control. Either the Executive or the Company may terminate the Executive's employment at any time for any reason.

2.    TERMINATION UPON CHANGE OF CONTROL

      2.1 Prior Obligations. In the event of a Termination Upon Change of Control, the Executive shall be entitled to the benefits described in this Section 2.1.

            2.1.1 Accrued Salary and Vacation. All salary and accrued vacation earned through the date of a Termination Upon Change of Control shall be paid to Executive on such date.
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            2.1.2 Accrued Bonus Payment. The Executive shall receive a lump sum payment of Executive's target bonus for the Company's prior fiscal year to the extent that any such bonus was earned and is unpaid on the date of a Termination Upon Change of Control.

            2.1.3 Expense Reimbursement. Within ten (10) days of submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses incurred by the Executive, consistent with Company policy, in connection with the business of the Company prior to the date of a Termination Upon Change of Control.

      2.2 Additional Cash Severance Benefits. In the event of a Termination Upon Change of Control, the Executive shall be entitled to receive an amount equal to [______] percent ([___]%) of the Executive's Annual Compensation. The amount calculated, as set forth herein, shall be paid in cash in a lump sum. Payment hereunder shall be made within ten (10) days following the later of: (i) (if required by Section 409A of the Code) six (6) months after the date of a Termination Upon Change of Control, or (ii) the effective date of the release executed by the Executive pursuant to Section 5.3 of this Agreement.

      2.3   Stock Option or Restricted Stock Acceleration.

            2.3.1 Acceleration of Vesting and Exercisability. All outstanding stock options and shares of restricted stock (if any) granted to the Executive by the Company (and any successor to the Company) shall have [____]% of their vesting and exercisability accelerated upon the later of (i) the date of a Termination Upon Change of Control, or (ii) the effective date of the release executed by the Executive pursuant to Section
                  5.3 of this Agreement.

            2.3.2 Acceleration Following Non-Assumption of Options. If there is a Change of Control in which, prior to such Change of Control, all unvested outstanding stock options granted to the Executive by the Company are not fully assumed or replaced by fully equivalent substitute stock options of the Successor, then: (1) all such unvested stock options held by Executive shall have their vesting and exercisability fully accelerated such that all unvested stock options are vested immediately prior to the effective date of the Change of Control and (2) the Company shall provide reasonable prior written notice to the Executive of: (a) the date that each such unvested stock options will terminate and (b) the period during which the Executive may exercise any unvested stock options.

      2.4 Additional Service Credit. Executive's total years of service credit under each of the defined benefit retirement plans (including excess benefits plans) in which Executive participates upon the date of a Termination Upon Change of Control shall be increased by an additional one year of service credit, but in each case, not


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            above the maximum number of years of service credit permitted under each such plan.

      2.5 Additional Insurance Benefits. If, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Executive elects timely continuation coverage for the Executive and/or any or all dependents of the Executive under the Company's medical or dental plans as in effect immediately prior to the date of a Termination Upon Change of Control, then for a period of up to eighteen (18) months following such a Termination Upon Change of Control the Executive shall receive a monthly payment from the Company equal to the premium(s) for the coverage elected under COBRA for the Executive and such dependents. The Company's obligation under this Section 2.4 shall terminate upon the insured (e.g., the Executive or a dependent) accepting insurance coverage of that type under another group health plan. For purposes of this COBRA coverage, the date of the "qualifying event" for the Executive and any dependents shall be the date of a Termination Upon Change of Control.

3.    FEDERAL EXCISE TAX UNDER SECTION 280G

      3.1 Potential Adjustments for Excise Tax. If (1) any amounts payable to the Executive under this Agreement or otherwise are characterized as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), and (2) the Executive thereby would be subject to any United States federal excise tax due to that characterization, then it is agreed between the parties to reduce (if necessary) the amounts payable under this Agreement, or otherwise, or to have any portion of applicable options or restricted stock not vest or become exercisable in order to achieve the greatest after-tax benefit to the Executive, with such reduction to be accomplished in the manner determined by the Executive.

      3.2 Determination by Independent Public Accountants. Unless the Company and the Executive otherwise agree in writing, determination of whether the Executive would be subject to any United States federal excise tax pursuant to Section 4999 of the Code shall be made in writing by an independent public accountant agreed to by the Company and the Executive (the "ACCOUNTANT"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this
            Section 3, the Accountant may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish the Accountant such information and documents as the Accountant may reasonably request in order to make the required determinations. The Company shall bear all reasonable fees and expenses of the Accountant in connection with the services contemplated by this
            Section 3.


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4.    DEFINITIONS

      4.1 Capitalized Terms Defined. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 4, unless the context clearly requires a different meaning or they are defined elsewhere in this Agreement.

      4.2 "Annual Compensation" means the Executive's total cash compensation set by the Company (assuming the maximum potential bonus is earned) for the full fiscal year in which occurs the Termination Upon Change of Control, or if higher the Executive's total cash compensation (assuming the maximum potential bonus is earned) set by the Company prior to the Change of Control for the full fiscal year in which occurs the Change of Control.

      4.3   "Cause" means:

            (a) Commission of a felony or an act constituting common law fraud, which has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders; or

            (b) Intentional or willful misconduct or refusal to follow the lawful instructions of the Board of Directors of the Company (the "Board"); or

            (c) Intentional breach of Company confidential information obligations, which has an adverse effect on the Company or its affiliates or stockholders.

      For these purposes, no act or failure to act shall be considered "intentional or willful" unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.

      4.4   "Change of Control" means:

            (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who, by the acquisition or aggregation of securities, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote on elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company; or


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            (b)   the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or

            (c) following the initial public offering of Company common stock to the general investing public (the "IPO"), a change in the composition of the Board, as a result of which the individuals who, upon consummation of the IPO, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the IPO whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or

            (d) the sale, transfer or other disposition of all or substantially all of the Company's assets.

      Any other provision of this Section 4.4 notwithstanding, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction, and a Change of Control shall not be deemed to occur from the occurrence of an initial public offering of Company common stock to the general investing public.

      4.5 "Company" shall mean Diamond Walnut Growers, Inc., a California agricultural cooperative association, and also mean Diamond Foods, Inc., a Delaware corporation, and, following a Change of Control, any Successor.

      4.6 "Good Reason" means the occurrence of any of the following conditions, without the Executive's written consent:

            (a) a reduction of the Executive's title, position, responsibilities or duties to a level materially less than the title, position, responsibilities or duties the Executive occupied on the date immediately preceding the date of a Termination Upon Change of Control or such other date as agreed to in writing by the Executive and the Company;

            (b) a reduction in the Executive's base salary or in the Executive's target bonus opportunity from what they were on the date immediately preceding the date of a Termination Upon Change of Control;


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            (c)   the Company's requiring the Executive to be based at any
                  office or location more than [fifty (50)] miles from the office where the Executive was employed on the date immediately preceding the date of a Termination Upon Change of Control; or

            (d) Failure by the Company to obtain the assumption of this Agreement by any Successor.

      4.7   "Permanent Disability" means that:

            (a) the Executive has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of the Executive's duties;

            (b) such total incapacity shall have continued for a period of six consecutive months; and

            (c) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Executive's life.

      4.8 "Successor" means any successor to or assignee of substantially all of the Company's business and/or assets, including without limitation, and following a Change of Control, the Company.

      4.9   "Termination Upon Change of Control" means:

            (a) any termination of the employment of the Executive by the Company without Cause during the twelve (12) months following the date of such Change of Control; or

            (b) any resignation from employment by Executive for Good Reason where: (i) such Good Reason occurs during the twelve (12) months following the date of such Change of Control, and (ii) such resignation occurs within thirty (30) days following the occurrence of Good Reason.

      Notwithstanding the foregoing, the term "Termination Upon Change of Control" shall not include any termination of the employment of the
      Executive: (1) by the Company for Cause; (2) by the Company as a result of the Permanent Disability of the Executive; (3) as a result of the death of the Executive; or (4) by the Executive resigning from employment without Good Reason.

5.    EXCLUSIVE REMEDY

      5.1 No Other Benefits Payable. The Executive shall be entitled to no other termination, severance or change of control compensation, benefits, or other payments from the Company that are expressly conditioned on a Termination Upon a Change of Control with respect to which the payments and/or benefits


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            described in Section 2 have been provided to the Executive, except as expressly set forth in this Agreement.

      5.2   No Limitation of Regular Benefit Plans. Except as provided in
            Section 5.4 below, this Agreement is not intended to and shall not affect, limit or terminate any plans, programs or arrangements of the Company that are regularly made available to a significant number of employees or officers of the Company, including, without limitation, the Company's stock option plans.

      5.3 Release of Claims. The Company may condition payment of benefits described in Section 2 of this Agreement upon the delivery by the Executive of a signed release of claims in a form reasonably satisfactory to the Company; provided, however, that the Executive shall not be required to release any rights the Executive may have to be indemnified by the Company.

      5.4 Noncumulation of Benefits. The Executive may not cumulate cash severance payments, stock option vesting and exercisability and restricted stock vesting under this Agreement, any other written agreement with the Company and/or another plan or policy of the Company. If the Executive has any other binding written agreement with the Company which provides that upon a Change of Control or Termination Upon a Change of Control the Executive shall receive termination, severance or similar benefits, then no benefits shall be received by Executive under this Agreement unless prior to payment or receipt of benefits under this Agreement the Executive waives Executive's rights to all such other benefits, in which case this Agreement shall supersede any such written agreement with respect to such other benefits.

6.    PROPRIETARY AND CONFIDENTIAL INFORMATION

      During the term of this Agreement and following any Termination Upon Change of Control, the Executive agrees to continue to abide by the terms and conditions of any confidentiality and/or proprietary rights agreement(s) between the Executive and the Company.

7.    NON-SOLICITATION AND NON-COMPETITION

      7.1 For a period of one (1) year after Termination Upon Change of Control, the Executive will not solicit the services or business of any person or entity providing services to, or business with, the Company, or solicit any such person to discontinue provision of such services for, or business with, the Company without the written consent of the Company.

      7.2 For a period of one (1) year after Termination Upon Change of Control, the Executive will not directly or indirectly own or participate in a business that competes with the Company with respect to activities of such business that are in direct competition with the business activities of the Company.


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8.    ARBITRATION

      8.1 Disputes Subject to Arbitration. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by a sole arbitrator under the rules of the American Arbitration Association; provided, however, that (1) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon the Executive or any third party; and (2) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

      8.2 Site of Arbitration. The site of the arbitration proceeding shall be in Stockton, California.

9.    MISCELLANEOUS PROVISIONS

      9.1 Heirs and Representatives of the Executive; Successors and Assigns of the Company. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Company.

      9.2 Amendment and Waiver. No provision of this Agreement shall be modified, amended, waived or discharged unless the modification, amendment, waiver or discharge is agreed to in a writing signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      9.3 Right of Setoff. The Company's obligations under this Agreement are absolute and unconditional and are not diminished under any circumstances other than as set forth in this Agreement, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. Nothing in this Agreement shall be construed to obligate the Executive to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement

      9.4 Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect all federal, state, local and other taxes required to be withheld by applicable law.


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      9.5   Entire Agreement. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein (whether oral or written and whether express or implied).

      9.6 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

      9.7 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without regard to where the Executive has his residence or principal office or where he performs his duties hereunder.

      9.8 Successor Corporation. The parties contemplate that Company will merge with and into its wholly-owned subsidiary, Diamond Foods, Inc., a Delaware corporation ("DIAMOND FOODS") and that in connection with such merger Diamond Foods will assume all of the rights and obligations of the Company under this agreement by operation of law.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE:                             DIAMOND WALNUT GROWERS, INC.:

[Executive]                            _________________________________________
                                       By:
                                       Title:

______________________________
Signature

Date:_________________________


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